UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2006

PSS WORLD MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number: 0-23832

Florida	59-2280364
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification Number)

4345 Southpoint Blvd.
Jacksonville, Florida	32216
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(904) 332-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a--12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Compensation for the Chief Executive Officer

On May 31, 2006, the Compensation Committee of the Company’s Board of Directors (the “Committee”) certified performance results and approved bonus payments to the Company’s executive officers under an annual incentive bonus program for fiscal year 2006. Bonus payments to the Company’s named executive officers were based on the achievement of earnings per share goals and, in some cases, the achievement of operating segment profit and the participant’s achievement of designated critical tasks. Target and actual bonus amounts are expressed as a percentage of base salary. Target bonus payments for the Company’s named executive officers were 80% for the chief executive officer and ranged from 45% to 55% for other executive officers, while actual bonus payments were 100% for the chief executive officer and ranged from 56% to 74% for other executive officers.

In addition, the Committee approved a salary increase for David A. Smith, President and Chief Executive Officer, from $650,000 to $676,000 for fiscal year 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2006

PSS WORLD MEDICAL, INC.

By: _/s/ David M. Bronson________________

Name:	David M. Bronson
Title:	Executive Vice President and Chief Financial Officer